Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 9, 2006 accompanying the financial statements of The Forsythe Group, which are included in this Form SB-2 registration statement.  We consent to the inclusion in the registration statement of the aforementioned reports.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/  Traci J. Anderson

Traci J. Anderson,

Certified Public Accountant

Huntersville, North Carolina

April 13, 2006

{A0031620.DOC}